Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 26, 2010, except for Note 15 as to which the date is July 14, 2011, with respect to the consolidated financial statements of Dave & Buster’s Entertainment, Inc. included in the Registration Statement (Form S-1 No. 333-175616) and related Prospectus for the registration of              shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

August 23, 2011